Exhibit 99(h)(14)(i)

AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

This Amendment (the “Amendment”) is made and entered into as of October 2, 2017, between RBC Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Schedule A (each a “Fund”), and RBC Global Asset Management (U.S.) Inc., a Minnesota Corporation (“RBC GAM US”).

WHEREAS, the Trust and RBC GAM US have entered into various agreements pertaining to expense limitations for the Funds in the past, all of which were consolidated into one amended and restated agreement dated December 14, 2016 (the “Agreement”), and

WHEREAS, the Trust and RBC GAM US wish to again amend the Agreement to reflect the termination of certain Funds as well as modifications to the expense limitation arrangement with certain Funds.

NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Schedule A and Schedule B of the Agreement shall be replaced in their entirety with the attached Schedule A and Schedule B, effective as of the date hereof.

2.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

RBC FUNDS TRUST

By:	/s/ Kathleen A. Gorman
Name:	Kathleen A. Gorman
Title:	President

RBC GLOBAL ASSET MANAGEMENT (U.S.) INC.

By:	/s/ Carol Kuha
Name:	Carol Kuha
Title:	Chief Operating Officer

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Schedule A

FUND	Operating Expense Limit – Class A	Operating Expense Limit – Class C	Operating Expense Limit – Class I	Operating Expense Limit – Class R6	Operating Expense Limit – Class F	Initial Term Through*
RBC BlueBay Emerging Market Select Bond Fund	1.12%	NA	0.87%	0.82%	NA	January 31, 2019
RBC BlueBay Global High Yield Bond Fund	0.70%	NA	0.45%	NA	NA	October 31, 2017
RBC Emerging Markets Equity Fund	0.975%	NA	0.725%	0.725%	NA	December 31, 2017
RBC Emerging Markets Small Cap Equity Fund	1.70%	NA	1.45%	NA	NA	July 31, 2019
RBC Short Duration Fixed Income Fund	NA	NA	0.35%	NA	0.45%	July 31, 2018
RBC Ultra-Short Fixed Income Fund	NA	NA	0.28%	NA	0.38%	July 31, 2019
RBC BlueBay Diversified Credit Fund	NA	NA	0.69%	0.64%	NA	January 31, 2019
RBC International Opportunities Fund	NA	NA	0.89%	0.84%	NA	July 31, 2019
RBC Global Opportunities Fund	NA	NA	0.86%	0.81%	NA	July 31, 2019
RBC Small Cap Value Fund	NA	NA	0.95%	0.90%	NA	January 31, 2019
RBC Emerging Markets Value Equity Fund	NA	NA	1.11%	1.06%	NA	July 31, 2019

* Note that after the initial term, this Agreement shall continue in effect from year to year thereafter for each Fund, unless and until revised or terminated, all as described in Section 3 of the Agreement. The recoupment duration for the Funds listed in Schedule A is 36 months.

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Beginning November 1, 2017, the following terms apply for the Funds listed below:

FUND	Operating Expense Limit – Class A	Operating Expense Limit – Class C	Operating Expense Limit – Class I	Operating Expense Limit – Class R6	Operating Expense Limit – Class F	Initial Term Through*
RBC BlueBay Global High Yield Bond Fund	0.82%	NA	0.57%	NA	NA	January 31, 2018

Beginning January 1, 2018, the following terms apply for the Fund listed below:

FUND	Operating Expense Limit – Class A	Operating Expense Limit – Class C	Operating Expense Limit – Class I	Operating Expense Limit – Class R6	Operating Expense Limit – Class F	Initial Term Through*
RBC Emerging Markets Equity Fund	1.13%	NA	0.88%	0.88%	NA	September 30, 2018

* Note that after the initial term, this Agreement shall continue in effect from year to year thereafter for each Fund, unless and until revised or terminated, all as described in Section 3 of the Agreement. The recoupment duration for the Funds listed in Schedule A is 36 months.

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Schedule B

FUND	Operating Expense Limit – Class A	Operating Expense Limit – Class I	Operating Expense Limit – Class R6	Initial Term Through*
RBC SMID Cap Growth Fund	1.07%	0.82%	0.77%	January 31, 2019
RBC Microcap Value Fund	1.32%	1.07%	NA	January 31, 2018
RBC Enterprise Fund	1.33%	1.08%	NA	January 31, 2018
RBC Small Cap Core Fund	1.15%	0.90%	0.87%	January 31, 2018

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